Exhibit 10.26

SIXTH

AMENDMENT

TO THE

AGREEMENT OF LIMITED PARTNERSHIP

OF

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

Dated as of March 21, 2012

THIS SIXTH AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP (this “Amendment”), dated as of March 21, 2012, is hereby adopted by NorthStar Realty Finance Corp., a Maryland corporation (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 19, 2004, as amended by the First Amendment to the Agreement of Limited Partnership, dated as of March 14, 2006, the Second Amendment, dated September 14, 2006, the Third Amendment, dated as of February 7, 2007, the Fourth Amendment, dated as of May 24, 2007 and the Fifth Amendment, dated as of FMay 29, 2008 (as so amended, the “Agreement”).

WHEREAS, the General Partner has previously established and set forth the terms of Partnership Interests designated as 8.25% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”);

WHEREAS, the General Partner desires to issue additional Series B Preferred Units;

WHEREAS, Section 4.2(a) of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion;

WHEREAS, Section 4.2(b) of the Agreement grants the General Partner authority to cause the Partnership to issue to the General Partner Partnership Units (other than Partnership Common Units) in connection with an issuance of Preferred Stock;

WHEREAS, the General Partner desires to amend Exhibit A to the Agreement to set forth the number Series B Preferred Units issued and outstanding;

WHEREAS, Section 7.3(c) of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners to issue additional Partnership Interest in accordance with Section 4.2 and requires that the General Partner provide notice to the limited partners when any action is taken under Section 7.3(c);

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.              Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 1.

2.              The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment (including attachments hereto) were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

NORTHSTAR REALTY FINANCE CORP.

By	/s/ Albert Tylis
	Name:	Albert Tylis
	Title:	Co-President, Chief Operating Officer and Secretary

Attachment 1

Exhibit A

PARTNERS AND PARTNERSHIP UNITS

Name and Address of Partners	Partnership Units (Type and Amount)

General Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	1 Partnership Common Unit

Initial Limited Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	99 Partnership Common Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	2,400,000 Series A Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	9,200,000 Series B Preferred Units

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